UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 2007

                              MAGYAR BANCORP, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                         0-51726                  20-4154978
-----------------------------       ----------------          --------------
(State or Other Jurisdiction)       (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


400 Somerset Street, New Brunswick, New Jersey                   08901
----------------------------------------------                -----------
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (732) 342-7600
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01 Regulation FD Disclosure
          ------------------------

Magyar Bank, the principal subsidiary of Magyar Bancorp, Inc., released the following update regarding loans made by Magyar Bank to bankrupt East Brunswick builder Kara Homes Inc.

On November 30, 2007, Magyar Bank completed the sale of the Park Ridge Estates development in Manahawkin, Stafford Township, New Jersey to a private investor. Park Ridge Estates was one of three properties Magyar Bank had acquired at an auction approved by the Bankruptcy Court that was held March 27, 2007. Of the three properties acquired at this auction, Magyar Bank has now sold two of the developments. Magyar Bank continues to work on the disposition of the final property, Hartley Estates, located in Little Egg Harbor, New Jersey.

As was previously stated in a report on Form 8-K filed on October 10, 2006, Magyar Bank had provided Kara Homes with construction loans for four projects. The fourth project was sold at the auction to a private investor.

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

        (a) Financial statements of businesses acquired. Not Applicable.

        (b) Pro forma financial information. Not Applicable.

        (c) Shell company transactions. Not Applicable

        (d) Exhibits. Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                MAGYAR BANCORP, INC.



DATE: December 4, 2007          By:  /s/ John S. Fitzgerald
                                    -------------------------------------------
                                    John S. Fitzgerald
                                    Executive Vice President and
                                    Chief Operating Officer